Exhibit 10.1
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                                 PROMISSORY NOTE
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$500,000                                                        January 25, 2006


         FOR VALUE RECEIVED, the undersigned Wellstone Filters, Inc., a Delaware corporation ("Maker") promises to pay to the order of Carlson Group, Ltd. ("Lender"), at its principal office, or at such other place as may be designated in writing by the holders of this Promissory Note ("Note"), the principal sum of FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($500,000.00) (the "Principal Sum"). The unpaid Principal Sum shall bear interest at the rate of 8% per annum, and shall be due in full, along with the additional amount set forth in the fifth paragraph of this Note, on December 31, 2007.

         All payments to be made under this Note shall be payable in lawful money of the United States of America which shall be legal tender for public and private debts at the time of payment.

         In the event that an action is instituted to collect this Note, or any portion thereof, Maker promises to pay all costs of collection, including but not limited to reasonable attorneys' fees, court costs, and such other sums as the court may establish.

         In the event of a default under this Note when due, then the holder of this Note, at its election, may declare the entire unpaid Principal Sum and all accrued but unpaid interest thereon immediately due and payable.

         Lender shall receive as additional interest on this Note an amount equal to the lesser of (a) $25,000 or (b) 3% of the net profit after taxes of Maker as of September 30, 2007, such net profits to be calculated on a consolidated basis and before adjustments for the cumulative effects of accounting changes or extraordinary charges. Such additional interest amount shall be paid simultaneously with the payment of the Principal Sum and interest set forth in the first paragraph of this Note on December 31, 2007. For purposes of this Note, the Maker shall calculate the amount payable under clause (b) above in accordance with GAAP as modified by financial accounting requirements of the Securities and Exchange Commission. If a portion of the Principal Sum or interest set forth in paragraph one of this Note is paid prior to December 31, 2007, the calculation of the additional interest set forth in this paragraph, to be paid on December 31, 2007, shall be adjusted pro-rata.

         Every provision hereof is intended to be several. If any provision of this Note is determined, by a court of competent jurisdiction to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the other provisions hereof, which shall remain binding and enforceable.

         This Note is made in the State of North Carolina and it is mutually agreed that North Carolina law shall apply to the interpretation of the terms and conditions of this Note.


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         All  agreements  between  the  holder of this Note and Maker are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of deferment or acceleration of the maturity of this Note or otherwise, shall the rate of interest hereunder exceed the maximum permissible under
applicable  law  with  respect  to  the  holder.   If,  from  any  circumstances
whatsoever, the rate of interest resulting from the payment and/or accrual of any amount of interest hereunder, at any time that payment of interest is due and/or at any time that interest is accrued, shall exceed the limits prescribed by such applicable law, then the payment and/or accrual of such interest shall be reduced to that resulting from the maximum rate of interest permissible under such applicable law. This provision shall never be superseded or waived.

         IN WITNESS WHEREOF, this instrument is executed as of the date first hereinabove set forth.

                                                  WELLSTONE FILTERS, INC.


                                               By:/s/ Learned Jeremiah Hand
                                               ----------------------------
                                               Name:  Learned Jeremiah Hand
                                               Its:  Chief Executive Officer